UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2020

PIERIS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 State Street, 9th Floor		02109
Boston,	MA
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 857-246-8998
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PIRS	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01: Entry into a Material Definitive Agreement.
On August 10, 2020, Pieris Pharmaceuticals, Inc. (“Pieris”) entered into a Clinical Trial Collaboration and Supply Agreement (the “Agreement”) with Eli Lilly and Company (“Lilly”) pursuant to which Pieris and Lilly will collaborate in a Phase 2 Clinical Study to determine the safety and efficacy of Pieris' PRS-343 in combination with the standard of care regimen for advanced or metastatic gastric cancer in the second line, ramucirumab (Cyramza®) and paclitaxel, for the second-line treatment of HER2+ gastric cancer (the “Study”).

Under the terms of the non-exclusive Agreement, Pieris shall sponsor the Study and Lilly shall supply Pieris with ramucirumab as well as provide input on certain clinical and regulatory aspects of the Study in exchange for jointly owning clinical data and inventions relating to the combination regimen that may arise from the Study. Any material changes to the protocol for the Study, and any changes relating to ramucirumab, shall require Lilly’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

The Agreement shall expire upon completion of the parties’ contractual obligations. The Agreement may also be terminated (a) by either party for an uncured material breach by the other party upon 60 days’ notice, subject to a reasonable extension if such material breach requires more than 60 days to cure; (b) by either party in the event that the Study unreasonably affects patient safety, provided that the terminating party promptly notifies the other party and the other party is given the opportunity to propose modifications to the Study to address the safety issues; (c) by either party, following 15 days’ written notice, if regulatory action is taken preventing the terminating party from providing its compound or if the terminating party decides to discontinue development of its compound; (d) by either party, immediately upon written notice to the other party for breach by the other party of its material obligations under certain sections of the Agreement, or breach of certain of the other party's representations and warranties; and (e) by Lilly in the event of certain safety concerns related to the use of ramucirumab in the Study.

The foregoing description of the Agreement does not purport to be a complete description of all the terms of the Agreement and is qualified in its entirety by reference to the Agreement, which Pieris intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2020. A copy of the press release announcing the Agreement is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1  Press Release Dated August 10, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Dated: August 10, 2020	/s/ Tom Bures
Tom Bures
Vice President, Finance